Exhibit 99.2

Lumentum Announces Pricing of $1.1 Billion Convertible Notes Offering

SAN JOSE, Calif., September 4, 2025 —(BUSINESS WIRE)- Lumentum Holdings Inc. (“Lumentum”) (NASDAQ: LITE) today announced the pricing of $1.1 billion aggregate principal amount of convertible senior notes due 2032 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). Lumentum granted the initial purchasers of the notes a 13-day option to purchase up to an additional $165.0 million aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to settle on September 8, 2025, subject to customary closing conditions, and is expected to result in approximately $1.09 billion (or approximately $1.25 billion if the initial purchasers fully exercise their option to purchase additional notes) in net proceeds to Lumentum after deducting the initial purchasers’ discount and estimated offering expenses payable by Lumentum.

The notes will be senior, unsecured obligations of Lumentum. The notes will bear interest at a rate of 0.375% per year. Interest will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2026. The notes will mature on March 15, 2032, unless earlier converted, redeemed or repurchased.

Lumentum intends to use approximately $88.7 million of the net proceeds from the offering to pay the cost of the capped call transactions described below. Lumentum also intends to use a portion of the net proceeds of the offering to repurchase approximately $581.1 million aggregate principal amount of its 0.50% Convertible Senior Notes due 2026 (the “2026 notes”), including accrued and unpaid interest on the 2026 notes, using approximately $843.8 million of the net proceeds of the offering concurrently with the pricing of the offering in privately negotiated transactions effected through one of the initial purchasers of the notes or its affiliate, as its agent. Lumentum intends to use the remaining net proceeds of the offering for general corporate purposes, which may include the repayment or repurchase of its indebtedness, including any of its existing convertible notes, capital expenditures, working capital and potential acquisitions. From time to time Lumentum evaluates potential acquisitions of businesses, technologies or products. Currently, however, Lumentum does not have any definitive agreements with respect to any pending material acquisitions.

Holders of the 2026 notes that are repurchased in the concurrent repurchases described above may purchase shares of Lumentum’s common stock (the “common stock”) in the open market to unwind any hedge positions they may have with respect to the 2026 notes. These activities may affect the trading price of common stock and the initial conversion price of the notes.

The initial conversion rate for the notes is 5.3257 shares of common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $187.77 per share) and is subject to adjustment upon the occurrence of certain events. Prior to the close of business on the business day immediately preceding December 15, 2031, the notes will be convertible at the option of the noteholders upon satisfaction of specified conditions and during certain periods. Thereafter, until the close of business on the second scheduled trading day preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Upon conversion, Lumentum will pay cash up to the aggregate principal of the notes to be converted and pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at Lumentum’s election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the notes being converted. The initial conversion price represents a premium of approximately 40% over the last reported sale price of the common stock on September 3, 2025, of $134.12 per share.

Lumentum may redeem for cash all or any portion of the notes, at its option (subject to certain limitations), on or after March 20, 2029, if the last reported sale price of its common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Lumentum provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

In connection with the pricing of the notes, Lumentum entered into privately negotiated capped call transactions with certain of the initial purchasers and/or their respective affiliates and certain other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to customary anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of common stock that will initially underlie the notes. The capped call transactions are generally expected to reduce potential dilution to the common stock upon any conversion of the notes and/or offset any cash payments Lumentum must make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transaction will initially be $268.24 per share, which represents a premium of 100% over the last reported sale price of the common stock of $134.12 per share on the Nasdaq Global Select Market on September 3, 2025, and is subject to certain adjustments under the terms of the capped call transactions.

Lumentum has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates may enter into various derivative transactions with respect to the common stock and/or purchase shares of the common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the common stock or the notes at that time. In addition, Lumentum has been advised to expect that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or purchasing or selling the common stock or other securities of Lumentum in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during the observation period related to a conversion of the notes, in connection with any redemption or fundamental change repurchase of the notes and, to the extent Lumentum unwinds a corresponding portion of the capped call transactions, following any other repurchase of the notes). This activity could also cause or prevent an increase or a decrease in the market price of the common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes.

If the initial purchasers exercise their option to purchase additional notes, Lumentum expects to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions.

The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Act. Neither the notes nor the shares of common stock issuable upon conversion of the notes, if any, have been, nor will be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These include statements regarding Lumentum’s financing plans, Lumentum’s ability to complete the offering, the expected closing date of the offering and Lumentum’s intended use of the net proceeds of the offering, and are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” “contemplate,” “believe,” “predict,” “potential” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of Lumentum’s management, which are in turn based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” included in Lumentum’s Annual Report on Form 10-K for the year ended June 28, 2025 and Lumentum’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof and Lumentum assumes no obligation to update such statements, except as required by applicable law.

About Lumentum

Lumentum (NASDAQ: LITE) is a market-leading designer and manufacturer of innovative optical and photonic products enabling optical networking and laser applications worldwide. Lumentum optical components and subsystems are part of virtually every type of telecom, enterprise, and data center network. Lumentum lasers enable advanced manufacturing techniques and diverse applications including next-generation imaging and sensing capabilities. Lumentum is headquartered in San Jose, California with R&D, manufacturing, and sales offices worldwide.

Category: Financial

Investors: Kathy Ta, 408-750-3853; investor.relations@lumentum.com

Media: Victoria McDonald, 408-404-0636, media@lumentum.com

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